Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.23

INDEPENDENT DIRECTOR AGREEMENT

This INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”) is dated December 1, 2019 (the “Effective Date”) by and between APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Company”), and NORMAN C. PAYSON, M.D., an individual resident of the State of California (the “Director”).

WHEREAS, the Director currently serves on the Board of Directors of the Company (the “Board”) pursuant to a Services Agreement dated as of November 29, 2012 (as it has been amended from time to time, the “Services Agreement”), which Services Agreement is scheduled to expire on November 30, 2019; and

WHEREAS, the Company desires to enter into an agreement with the Director to continue his service on the Board and to supersede and replace the Services Agreement; and

WHEREAS, the Director is willing to continue his service to the Company as a member of the Board on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position. Subject to the terms and provisions of this Agreement, the Company shall continue Director’s term of service on the Board, and the Director hereby agrees to serve the Company in such position upon the terms and conditions hereinafter set forth, for a period beginning on the Effective Date and continuing through November 30, 2020.

2. Duties.

(a) Attendance at Board Meetings and Related Duties. During the Directorship Term (as defined in Section 4 of this Agreement), the Director shall make reasonable business efforts to attend all Board meetings and all pre-scheduled Board and Management conference calls, serve on appropriate committees and subcommittees as reasonably requested and agreed upon by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations when agreed on in advance, as appropriate and convenient, and perform such duties, services and responsibilities, and have the authority commensurate to such position.

(b) Other. The Director will use his best efforts to promote the interests of the Company. The Company recognizes that the Director: (i) is or may become a full-time executive employee of another entity and that his responsibilities to such entity must have priority; (ii) may from time to time provide consulting or advisory services for business entities other than the Company which are not competitors of the Company; and (iii) sits or may sit on the board of directors of other entities, subject to any limitations set forth by the Sarbanes-Oxley Act of 2002 and limitations provided by any exchange or quotation service on which the Company’s common stock is listed or traded. Notwithstanding the same, the Director will provide the Company with prior written notice of any future commitments to such entities which are material in nature, and use reasonable business efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a director. Other than as set forth above, the Director will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company, provided that the foregoing shall in no way limit his activities on behalf of (i) any current employer and its affiliates or (ii) the board of directors of any entities on which he currently sits. At such time as the Board receives such notification, the Board may require the resignation of the Director if it determines that such business activity does in fact materially interfere with the performance of the Director’s duties, services and responsibilities hereunder.

3. Compensation.

(a) Fee. During the Directorship Term, the Director shall receive an annual fee of $100,000 per year from the Company, payable quarterly in arrears (the “Fee”). Installments of the Fee, each in the amount of $25,000, shall be payable quarterly in arrears on the last day of each month of February, May, August and November during the Directorship Term. If the Directorship Term shall end on a date, which is prior to end of a quarterly payment period, then the final installment of the Fee shall be prorated to reflect the actual number of months and days during which the Director provided services hereunder.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) Independent Contractor. The Fee shall be payable solely in respect of the Director’s services as an independent member of the Board. The Director’s status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under this Section 3 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith. Unless otherwise agreed in writing, the Director shall not be entitled to participate in any employee benefit plans of the Company or any of its affiliates.

(c) Expense Reimbursements. During the Directorship Term, the Company shall reimburse the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Except as provided below, any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the Director in excess of $1,500.00 per Board meeting) must be approved in advance by the Company. Notwithstanding the foregoing, the maximum amount of Business Expenses reimbursable for private airplane operating expenses shall not exceed $250,000 annually. In this regard, the parties hereto agree that Director will not be required to attend Board meetings in person and may instead attend by legally permissible electronic means if travel to the meeting would require travel which is equal to or greater than “coast to coast” travel across the continental United States.

4. Directorship Term. The “Directorship Term,” as used in this Agreement, shall mean the period commencing on the Effective Date and terminating on the earlier to occur of the following: (a) the date of the next annual stockholders meeting (if any equity interests in the Company are publicly held); (b) the death of the Director; (c) the termination of the Director from membership on the Board by the mutual agreement of the Company and the Director; (d) the removal of the Director from the Board by the majority stockholders of the Company; (e) the next November 30; (f) the resignation by the Director from the Board; and (g) the termination of this Agreement by the Company as set forth in Section 5(b) of this Agreement. The Directorship Term may be extended by mutual written agreement of the parties hereto, effective as of the expiration of the then current Directorship Term.

5. The Director’s Representations and Acknowledgments.

(a) Execution and Performance. The Director represents to the Company that the Director’s execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that the Director may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

(b) Exclusions and Convictions. The Director represents and warrants that neither he nor any immediate family member [i.e., any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sisters-in-law and any person (other than a tenant or domestic employees) who shares the Director’s home] has been: (i) debarred, suspended or otherwise determined to be ineligible to participate in any federal or state program (including any federal or state licensing program) or to contract with any federal or state agency; or (ii) convicted in any court of any federal or state felony; (iii) convicted in any court of any federal or state misdemeanor, related to: (A) the delivery of an item or service under Medicare or a state health care program, (B) the abuse or neglect of a patient in connection with the delivery of a health care item or service; (C) theft, fraud, embezzlement, breach of fiduciary duty, or other financial misconduct in connection with the delivery of a health care item or service; (D) the interference with or obstruction of any investigation into any criminal offense described in 42 C.F.R. § 1001.101 or 1001.201; (E) the unlawful manufacture, distribution, prescription, or dispensing of a controlled substance (the foregoing collectively referred to herein as, “Excluded”). If the Director or an immediate family member of the Director is, or during the Directorship Term becomes, Excluded, the Director shall immediately notify the Company and, notwithstanding anything herein to the contrary, the Company may immediately terminate this Agreement.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

6. The Director’s Covenants.

(a) Unauthorized Disclosure. The Director agrees and understands that in the Director’s position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that: (i) the Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company’s industry other than as a result of the Director’s breach of his obligations hereunder; and (ii) the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Directorship Term, the Director will promptly return to the Company and/or destroy at the Company’s direction all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Company during or prior to the Directorship Term, provided that the Company shall retain such materials and make them available to the Director if requested by him in connection with any litigation against the Director under circumstances in which: (A) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation; and (B) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.

(b) Non-Solicitation. During the Directorship Term and for a period of three (3) years thereafter, the Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one (1)-year period prior to the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

(c) Non-Compete. The Director agrees that during the Directorship Term and for a period of three (3) years thereafter, he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise; engage in the business of developing, marketing, selling or supporting technology to or for businesses in which the Company engages in or in which the Company has an actual intention, as evidenced by the Company’s written business plans, to engage in, within any geographic area in which the Company is then conducting such business. Nothing in this Section 6 shall prohibit the Director from being: (i) a stockholder in a mutual fund or a diversified investment company; or (ii) a passive owner of not more than three percent (3%) of the outstanding stock of any class of securities of a corporation, which are publicly traded, so long as the Director has no active participation in the business of such corporation.

(d) Insider Trading Guidelines. The Director agrees to abide by any Insider Trading Guidelines, or any other similar guidelines or policies reasonably promulgated by the Company or any of its affiliates.

(e) Remedies. The Director agrees that any breach of the terms of this Section 6 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Director therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages or paying a bond, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Director. The Director acknowledges that the Company would not have entered into this Agreement had the Director not agreed to the provisions of this Section 6.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(f) Survival. The provisions of this Section 6 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 6.

7. Indemnification. The Company agrees to indemnify the Director for his activities as a member of the Board to the fullest extent permitted under applicable law in accordance with the Company’s bylaws, as they may be amended and exist from time to time, and shall use its best efforts to maintain Directors’ and Officers’ Indemnity Insurance benefitting the Board and its members.

8. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

9. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by email or facsimile transfer (confirmed in writing by registered or certified mail, postage prepaid, return receipt requested simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

If to the Company:

Apria Healthcare Group Inc.

26220 Enterprise Court

Lake Forest, CA 92630

Attn: General Counsel

Email: [redacted]

If to the Director:

Norman C. Payson, M.D.

[redacted]

With a copy to:

Debbie Lawson

NCP, Inc.

8 Centre Street

Concord, NH 03301

Email: [redacted]

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 9.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

10. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

11. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter. Without limiting the generality of the foregoing, the Services Agreement is fully superseded hereby and shall have no further force and effect with respect to the relationship between Director and the Company from and after the Effective Date.

12. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any court in Orange County, California and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding; provided, however, that neither party shall commence any such action or proceeding unless prior thereto the parties have in good faith attempted to resolve the claim, dispute or cause of action which is the subject of such action or proceeding through mediation by an independent third party.

14. Legal Fees. The parties hereto agree that the non-prevailing party in any dispute, claim, action or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a “Dispute”), shall reimburse the prevailing party for reasonable attorneys’ and experts’ fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute if the Director’s position in such Dispute was found by the court, arbitrator or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

15. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

16. Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Furthermore, this Agreement may be executed by electronic signature and delivered by facsimile or other electronic means by any of the parties and the receiving party may rely on the receipt of such document as if the original had been received.

Signatures Appear on Next Page

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Company has caused this Independent Director Agreement to be executed by authority of its Board of Directors, and the Director has hereunto set his hand, on the day and year first above written.

THE COMPANY: APRIA HEALTHCARE GROUP INC.

/s/ Daniel J. Starck
Daniel J. Starck
Chief Executive Officer

DIRECTOR:

/s/ Norman C. Payson, M.D.
Norman C. Payson, M.D.